UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Maiden Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	98-0570192
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

131 Front Street, 2nd Floor Hamilton HM12 Bermuda
(Address of principal executive offices)	(Zip Code)

Maiden Holdings North America, Ltd.
(Exact name of registrant as specified in its charter)

Delaware	26-3541979
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6000 Midlantic Drive, Suite 200S Mount Laurel, New Jersey	08054
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Maiden Holdings North America, Ltd.’s 7.75% Notes due 2043 (and the Guarantee with respect thereto)	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333- 192214 and 333- 192214-01

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1. Description of Registrants’ Securities to be Registered.

The descriptions of the general terms and provisions of the 7.75% Notes due 2043 (the “Notes”) of Maiden Holdings North America, Ltd. (“Maiden NA”), fully and unconditionally guaranteed (the “Guarantee”) by Maiden Holdings, Ltd. (together with Maiden NA, the “Registrants”), to be registered hereby, contained under the heading “Description of Debt Securities” in the Registrants’ Registration Statement on Form S-3 (File Nos. 333-192214 and 333-192214-01) (the “Registration Statement”) and under the heading “Description of Notes” in the Registrants’ Prospectus Supplement, dated November 18, 2013, to the Prospectus contained in the Registration Statement and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.	Description
4.1	Form of Indenture for Debt Securities by and among Maiden Holdings North America, Ltd., Maiden Holdings, Ltd., as guarantor, and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.1 of the Registration Statement of Maiden Holdings North America, Ltd. and Maiden Holdings, Ltd. on Form S-3 (File Nos. 333-172107 and 333-172107-01), filed with the SEC on February 7, 2011.)
4.2	Third Supplemental Indenture, dated as of November 25, 2013, by and among Maiden Holdings North America, Ltd., Maiden Holdings, Ltd., as guarantor, and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.2 to Maiden Holdings, Ltd.’s Current Report on Form 8-K filed on November 25, 2013)
4.3	Form of 7.75% Notes due 2043 (included in Exhibit 4.2)

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 25, 2013

Maiden Holdings, Ltd.

By:	/s/ Lawrence F. Metz
Lawrence F. Metz Senior Vice President, General Counsel and Secretary

Maiden Holdings North America, Ltd.

By:	/s/ Lawrence F. Metz
Lawrence F. Metz Senior Vice President, General Counsel and Secretary

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